UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2008

DATATRAK International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20699	34-1685364
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-443-0082

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2008, DATATRAK International, Inc. (the "Company") entered into an Employment Agreement (the "Employment Agreement") with Raymond J. Merk, the Company's Vice President of Finance, Chief Financial Officer and Treasurer. The material terms of Mr. Merk's Employment Agreement are as follows:

The Employment Agreement provides for an initial term of one year, and automatically renews for successive one year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in the Employment Agreement is $150,000 per year, to be reviewed at least annually by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). Bonuses may be paid to Mr. Merk at the discretion of the Compensation Committee. The Employment Agreement also provides Mr. Merk with the right to participate in all benefits plans made available to the Company’s executives and/or employees.

Pursuant to the Employment Agreement, Mr. Merk's employment may be terminated with or without cause or upon his death or disability. Additionally, Mr. Merk is entitled to terminate his employment for "good reason." If Mr. Merk terminates his employment for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Merk's employment is terminated in connection with a sale of the Company's business, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Merk terminates his employment without good reason, or if he is terminated for "cause," he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Merk's Employment Agreement, "cause" is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on our reputation or business.

Mr. Merk also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to eighteen months following a termination of Mr. Merk's employment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2008, the Company entered into an Employment Agreement with Mr. Merk. A description of the material terms of that Employment Agreement is contained in Item 1.01 above, and is hereby incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK International, Inc.

April 18, 2008	By:	/s/ Terry C. Black

Name: Terry C. Black
Title: Chief Operating Officer and Assistant Secretary